UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 15, 2008 (December 12, 2008)
NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
750-B South Church Street
Murfreesboro, TN 37130
(Address of principal executive offices)
(615) 890-9100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2008, the Compensation Committee of National Health Investors, Inc. (the “Company”) approved the payment of a bonus of $900,000 to Mr. W. Andrew Adams for his services as interim CEO for the period from April 1, 2008 through December 31, 2008. Mr. Adams has served as interim CEO since April 1, 2008 pursuant to a Consulting Agreement between the Company and Mr. Adams. As provided in the Consulting Agreement, the fee for Mr. Adams services is $1.00; however, the Agreement also provides that the Directors may, in their sole discretion, pay Mr. Adams a bonus amount for the services provided pursuant to the Agreement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.
By:	/s/ W. Andrew Adams
	Name:	W. Andrew Adams
	Title:	President and CEO

Date: December 15, 2008